SurVivaLink Corporation


                      SUPPLEMENT TO SUBSCRIPTION AGREEMENT


SurVivaLink Corporation
5420 Feltl Road
Minneapolis, MN 55343
Attention:  Byron L. Gilman

Gentlemen:

      SurVivaLink Corporation, a Minnesota corporation (the "Company") has prepared a Confidential Private Placement Memorandum, dated June 14, 1995, (the "Memorandum") relating to the offer and sale of up to 400,000 shares of Common Stock, without par value, of the Company (the "Shares") at a price of $5.00 per share, and has reserved the right to increase the number of Shares offered to 600,000 Shares. The undersigned, The Vertical Group, has submitted to the Company a Subscription Agreement dated September __, 1995 (the "Subscription Agreement"), for the purchase of 250,000 Shares at a price of $3.00 per share, or an aggregate purchase price of $750,000. The Subscription Agreement is hereby modified and amended as set forth in this Supplement and is subject to the terms and conditions set forth in this Supplement.

      1.    Purchase Price; Size of Offering.
a. The purchase price of the Shares purchased by the undersigned or offered and sold to others pursuant to the Memorandum shall be $3.00 per share, rather than $5.00 per share. All references in the undersigned's Subscription Agreement, the Memorandum or related documents to $5.00 per share are hereby amended to be $3.00 per share. The undersigned understands and agrees that the purchase price paid by all other persons who purchase Shares pursuant to the Memorandum will also be adjusted from $5.00 to $3.00 per share.

b. The aggregate offering price of Shares offered pursuant to the Memorandum ($2,000,000, subject to increase to up to $3,000,000) shall not be changed. The total number of shares offered pursuant to the Memorandum shall be changed from 400,000 Shares (subject to increase to 600,000 Shares) at a price of $5.00 per share, to 666,666 Shares (subject to increase to 1,000,000 Shares) at a price of $3.00 per share.

c. If, prior to the sale of Shares having an aggregate purchase price of at least $2,000,000 (including the Shares purchased by the undersigned):

      (1) the purchase price of Shares offered pursuant to the Memorandum is further reduced to a price less than $3.00 per share after Shares are issued to the undersigned pursuant to its Subscription Agreement, the Company shall issue additional Shares to the undersigned, without any additional payment by the undersigned, so that the total number of Shares issued to the undersigned is equal to the quotient of (i) $750,000, divided by (ii) the purchase price per share in effect after any such further reduction; or

      (2) any securities are sold by the Company to any purchaser on terms more favorable to such purchaser than the terms of the undersigned's purchase of Shares, the Shares purchased by the undersigned shall be amended and/or increased, as the case may be, such that the Shares purchased by the undersigned shall have the same terms and conditions as the securities sold to such purchaser.

      2.    Board of Directors.

a. During the period commencing with the issuance of Shares to the undersigned pursuant to its Subscription Agreement and ending at the time the Company determines, by vote of its Board of Directors, to undertake a further offering of securities, the undersigned shall have the right to be represented at each meeting of the Board of Directors of the Company by up to two observers. The Company shall give to the undersigned, or at the direction of the undersigned shall give directly to such observers, the same notice of each meeting of the Board of Directors as is given to the members of the Board of Directors.



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b.    The undersigned shall have the right to nominate one person to serve as a director of the Company, and the Company shall use its best efforts to cause such nominee to be elected to the Board of Directors. This right shall commence upon the issuance of Shares to the undersigned pursuant to its Subscription Agreement and shall continue until such time as the undersigned's percentage ownership of total shares outstanding of the Company is reduced by fifty percent (50%) from the percentage which it owns upon the completion of the offering of Shares pursuant to the Memorandum (including as outstanding, for such purposes, any shares issuable pursuant to the exercise of options and warrants outstanding at the completion of the offering, or pursuant to options thereafter granted under the Company's stock option plan). Upon the election of the undersigned's nominee as a director of the Company, the number of observers who may represent the undersigned at meetings of the Board of Directors as provided in section 2.a hereof shall be reduced to one.

c. For purposes of section 2.b hereof, the Company hereby represents that, as of the date hereof, the total number of shares outstanding or issuable upon the exercise of options and warrants outstanding at the date hereof (including warrants issuable to providers of bridge loans) or reserved for issuance under the Company's stock option plan is approximately 3,465,000 shares. Such number of shares does not include the Shares offered to the undersigned or other investors pursuant to the Memorandum.

d. The Company agrees that, during the period the undersigned is entitled to nominate a person to serve as a director of the Company pursuant to section 2.b hereof, the Company will not increase the size of its Board of Directors without the consent of the undersigned. The person nominated by the undersigned to serve as a director shall have authority to grant or withhold such consent on behalf of the undersigned, unless otherwise stated in a written notice from the undersigned to the Company.

      Except as expressly modified and amended by this Supplement, the terms and conditions of the Subscription Agreement shall remain in full force and effect according to their terms.

                                        THE VERTICAL FUND ASSOCIATES, L.P.

Dated:  September 6, 1995.              By THE VERTICAL FUND GROUP, L.P.

                                        By /s/ Richard B. Emmitt
                                        Its General Partner

ACCEPTED AND AGREED TO:

SURVIVALINK CORPORATION


By /s/ Byron L. Gilman
Its Chief Executive Officer

Dated:  September 11, 1995.



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